UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2023

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4551 Kennedy Commerce Dr. Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2023, Marker Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Agreement) with Cell Ready, LLC (“Cell Ready”), pursuant to which the Company will (i) assign to Cell Ready the leases for the Company's two manufacturing facilities in Houston, Texas (the “Manufacturing Facilities”), (ii) sell to Cell Ready all of the equipment and leasehold improvements at the Manufacturing Facilities and (iii) assign to Cell Ready its rights, title and interest in the Company's Master Services Agreement for Product Supply, dated April 7, 2023, by and between the Company, Cell Ready and Indapta Therapeutics, Inc., as well as its rights, title and interest in any contracts related to the equipment and Manufacturing Facilities (collectively, the “Purchased Assets”).

Pursuant to the Agreement, Cell Ready will acquire the Purchased Assets for total consideration of approximately $19.0 million. In connection with the purchase of the Manufacturing Facilities, Cell Ready also intends to extend offers of employment to approximately 50 of the Company's employees currently employed in its manufacturing, development, quality and regulatory affairs functions.

The Agreement contains representations, warranties and covenants of the Company and Cell Ready that are customary for a transaction of this nature. The transaction is expected to close on June 26, 2023, subject to the satisfaction of customary closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Hoang as President and Chief Executive Officer and Director

On April 27, 2023, Peter Hoang, the Company’s President and Chief Executive Officer, resigned from his operating role, effective May 1, 2023. Mr. Hoang also resigned as a member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Hoang’s decision to leave the Board was not based on any disagreement with the Company or its management.

In connection with his resignation, Mr. Hoang and the Company entered into the Separation Agreement (the “Separation Agreement”), dated as of April 27, 2023, providing for the terms of Mr. Hoang’s separation from employment with the Company effective May 1, 2023. Under the Separation Agreement, the Company has agreed, provided that Mr. Hoang does not revoke the Separation Agreement during the seven-day period following his signing of the agreement, to provide Mr. Hoang with the following separation payments and benefits: (i) a payment equal to 12 months of his annual base salary, as in effect at the date of his separation from the Company, less all applicable taxes and withholdings, to be paid in a lump sum; and (ii) subject to Mr. Hoang’s election of COBRA, payment of the premiums for group health and/or dental insurance coverage under COBRA until the earlier of (a) May 30, 2024, (b) the date on which Mr. Hoang becomes eligible to receive group health insurance coverage through another employer, or (c) the date Mr. Hoang ceases to be eligible for COBRA continuation coverage for any reason. The Separation Agreement contains releases, subject to customary exceptions, and covenants not to disparage.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

Appointment of Juan Vera as Chief Executive Officer

On April 27, 2023, the Board appointed Juan Vera as the Company’s President and Chief Executive Officer, effective as of the effective time of Mr. Hoang’s resignation. Biographical and other information about Mr. Vera is included in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on April 28, 2023 (the “Proxy Statement”).

There are no family relationships between Mr. Vera and any of the Company’s current or former directors or executive officers. The Company is party to a services agreement with AlloVir, Inc. (“AlloVir”), pursuant to which the Company provides AlloVir with development services. Mr. Vera serves on the board of directors of AlloVir. During the term of the services agreement, the Company and AlloVir may prepare work orders setting forth services to be provided by the Company. AlloVir has a $400,000 work order under the services agreement for long range process development and scale optimization services. Mr. Vera is not a party to any other transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee of the Board (the “Compensation Committee”) and the Board have not finalized the compensation of Mr. Vera in connection with his appointment as President and Chief Executive Officer. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Decision of David Laskow-Pooley Not to Stand for Reelection to the Board

On April 27, 2023, Mr. David Laskow-Pooley, a member of the Board, notified the Board that he will not stand for reelection as a director of the Company upon expiration of his current term. Mr. Laskow-Pooley’s term expires at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Mr. Laskow-Pooley is currently chairman of each of the Audit Committee and Compensation Committee, and will serve in his current positions until the conclusion of the 2023 Annual Meeting.

Mr. Laskow-Pooley’s decision to let his term expire and not to stand for reelection at the 2023 Annual Meeting is not based on any disagreement with the Company or its management. He has served on the Company’s Board of Directors since March 2015. The Company thanks Mr. Laskow-Pooley for his service and significant contributions to the Company and wishes him luck in his future endeavors.

Item 7.01	Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release relating to the Cell Ready transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 1, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: May 1, 2023	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer